AMENDMENT No. 5 to the Credit Agreement, dated as of March 30, 2020 (this “Amendment”), to the Credit Agreement dated as of October 28, 2013 among GLP CAPITAL, L.P. (as successor-by-merger to GLP Financing, LLC), a Pennsylvania limited partnership (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and the various other parties thereto (as amended by Amendment No. 1 to the Credit Agreement, dated as of July 31, 2015, as amended by Amendment No. 2 to the Credit Agreement, dated as of May 21, 2018, as amended by Amendment No. 3 to the Credit Agreement, dated as of October 10, 2018, and as amended by Amendment No. 4 to the Credit Agreement, dated as of March 1, 2019, the “Credit Agreement”, and the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.
WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein; and
         WHEREAS, Section 10.01 of the Credit Agreement provides that the Administrative Agent and the Borrower may amend, modify or supplement the Credit Agreement or the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency with notice to the Lenders and the prior written consent of the Borrower;
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section I.Credit Agreement Amendments. Effective as of the Amendment No. 5 Effective Date, the Credit Agreement is hereby amended as follows:
(a) Clause (a) of the definition of “Adjusted Net Operating Income” is hereby amended and restated in its entirety as follows:
“(a) (i) rents (including non-cash rent which, to the extent such rent consists of assets, shall be measured as the fair market value of the assets as reasonably determined by the Borrower and to the extent earned) and (ii) other revenues received in the ordinary course, in each case, from such Master Lease Properties or group of properties or property, including, for avoidance of doubt, all Straight-Line Rents of Parent or any of its Subsidiaries on an “as received” basis, and not on a “straight-line” basis, notwithstanding any requirement that such calculations be prepared in accordance with GAAP (including proceeds of rent loss or business interruption insurance and any operating revenue produced by a Gaming Facility, hotel facility or other property operated by Parent or any of its Subsidiaries) minus”
(b)  The definition of “Consolidated EBITDA” is hereby amended by adding the new paragraph below immediately after clause (b)(iv):

“provided that to the extent any amounts referred to in this definition or deducted in calculating net income (or net loss) (including any costs or expenses included in calculating net income (or net loss)) are required to be paid by the Tenant under the Master Lease or any other Person that is a lessee or operator of any such property, such amounts will not be subtracted, and will be added back to Consolidated EBITDA for the applicable property or group of properties.”
(c) The definition of “Unencumbered Asset Value” is hereby amended and restated in its entirety as follows:
““Unencumbered Asset Value” means, as of any date of determination, an amount equal to the sum of (a) the sum of the Asset Values of all Unencumbered Assets as of such date plus (b) an amount (but not less than zero) equal to all unrestricted cash and Cash Equivalents on hand of Parent and its Subsidiaries as of such date; provided, however, that (i) the portion of the Unencumbered Asset Value attributable to undeveloped land, Redevelopment Properties, and Development Properties shall not, in the aggregate, exceed 15.0% of the total Unencumbered Asset Value; (ii) the portion of the Unencumbered Asset Value attributable to undeveloped land shall not exceed 10.0% of the total Unencumbered Asset Value; (iii) the portion of the Unencumbered Asset Value attributable to undeveloped land, Income Properties, Redevelopment Properties or Development Properties, in each case that are (A) not currently and (B) not currently being developed or redeveloped into, Gaming Facilities or hotel facilities, shall not, in the aggregate, exceed 20.0% of the total Unencumbered Asset Value; and (iv) the portion of the total Unencumbered Asset Value attributable to any single Income Property, Redevelopment Property, Development Property or undeveloped land shall not exceed 30.0% of the total Unencumbered Asset Value; provided, that for purposes of this clause (iv), (I) the Asset Value of any such single Income Property that is listed on Schedule 1.01(e)(ii) shall be deemed to be equal to the amount set forth on such Schedule as of the date of the Spin-Off, and such amounts shall be subject to increase or decrease by the applicable property’s pro rata share of any increase or decrease in the aggregate Asset Value of all properties subject to the Master Lease at any time after the date of the Spin-Off (except as provided in the following clause (II)), and (II) if such single Income Property, Redevelopment Property, Development Property or undeveloped land is added to the Master Lease after the date of the Spin-Off, the Asset Value of such single Income Property, Redevelopment Property, Development Property or undeveloped land at the time it is added to the Master Lease shall be an amount equal to the fair market value thereof as reasonably determined by the Borrower in consultation with the Administrative Agent, and, thereafter, such Asset Value shall be subject to increase or decrease by its pro rata share of any increase or decrease in the aggregate Asset Value of all properties subject to the Master Lease.”
(d) Section 7.08(a) is hereby amended by adding the following sentence at the end of such section:

“Notwithstanding the foregoing, nothing in this Section 7.08 shall limit the ability of the Borrower to receive property, assets or payment in-kind to satisfy the rent obligations of the Tenant.”
(e) The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
(i) “Amendment No. 5 to the Credit Agreement” means Amendment No. 5 to the Credit Agreement, dated as of March 30, 2020, by and among the Borrower, the Lenders party thereto, the Administrative Agent and the various other parties thereto and the various other parties thereto.
(ii) “Amendment No. 5 Effective Date” means the date on which the conditions set forth in Section 2 of Amendment No. 5 to the Credit Agreement have been satisfied, such date being March 30, 2020.
Section 2. Conditions to Effectiveness to Amendment No. 5 to the Credit Agreement. The terms and provisions of this Amendment shall become effective upon delivery of an executed counterpart of this Amendment from each of the Borrower and the Administrative Agent.
Section 3. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts) each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or other electronic scan transmission (e.g., “pdf” or “tif”) shall be effective as delivery of an originally executed counterpart hereof.
Section 4. Applicable Law; Waiver of Jury Trial; Jurisdiction; Consent to Service of Process. The provisions set forth in Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated mutatis mutandis with all references to the “Agreement” therein being deemed references to this Amendment.
Section 5. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 6. Effect of Amendment. Except as expressly set forth herein, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Amended Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document. This Amendment shall constitute a Loan Document for purposes of the Amended Credit Agreement and from and after the Amendment No. 5 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit

Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement. The Borrower hereby consents to this Amendment and confirms that all obligations of the Borrower under the Loan Documents to which it is a party shall continue to apply to the Amended Credit Agreement.
[Signature pages follow]
(a)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.
GLP CAPITAL, L.P.    By: GAMING AND LEISURE PROPERTIES, INC., its general partner
By:         Name: Steven T. Snyder   Title: Chief Financial Officer

[Signature Page to Amendment No. 5 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 5 to the Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:          Name: Brian D. Corum   Title: Managing Director

[Signature Page to Amendment No. 5 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 5 to the Credit Agreement

Manufacturers & Traders Trust Company, as a Lender

By:          Name: Lance E. Smith   Title: Vice President

[Signature Page to Amendment No. 5 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 5 to the Credit Agreement

CITIZENS BANK, N.A., as a Lender

By:          Name: Sean McWhinnie   Title: Director

[Signature Page to Amendment No. 5 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 5 to the Credit Agreement

WELLS FARGO BANK, N.A., as a Lender

By:          Name: Donald Schubert   Title: Managing Director

[Signature Page to Amendment No. 5 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 5 to the Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:          Name: Craig Malloy   Title: Director

[Signature Page to Amendment No. 5 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 5 to the Credit Agreement

Fifth Third Bank, National Association, as a Lender

By:          Name: Nathaniel Evett   Title: Vice President

[Signature Page to Amendment No. 5 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 5 to the Credit Agreement

TRUIST BANK (as successor by merger to SunTrust Bank), as a Lender

By:          Name: Chris Hursey   Title: Director

[Signature Page to Amendment No. 5 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 5 to the Credit Agreement

Credit Agricole Corporate and Investment Bank, as a Lender

By:          Name: David Bowers   Title: Managing Director

By:          Name: Adam Jenner   Title: Director

[Signature Page to Amendment No. 5 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 5 to the Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender

By:          Name: Jamie Minieri   Title: Authorized Signatory

[Signature Page to Amendment No. 5 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 5 to the Credit Agreement

City National Rochdale Fixed Income Opportunities Fund, as a Lender

By: Seix Investment Advisors LLC, as Subadviser

By:          Name: George Goudelias   Title: Managing Director

[Signature Page to Amendment No. 5 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 5 to the Credit Agreement

Mountain View CLO X Ltd., as a Lender

By: Seix Investment Advisors LLC, as Subadviser

By:          Name: George Goudelias   Title: Managing Director

[Signature Page to Amendment No. 5 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 5 to the Credit Agreement

Mountain View 2014-1 Ltd., as a Lender

By: Seix Investment Advisors LLC, as Collateral Manager

By:          Name: George Goudelias   Title: Managing Director

[Signature Page to Amendment No. 5 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 5 to the Credit Agreement

Virtus Seix Floating Rate High Income Fund, as a Lender

By: Seix Investment Advisors LLC, as Subadviser

By:          Name: George Goudelias   Title: Managing Director

[Signature Page to Amendment No. 5 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 5 to the Credit Agreement

AMMC CLO 19, Limited, as a Lender

By: American Money Management Corp., as Collateral Manager

By:          Name: David Meyers   Title: Senior Vice President

[Signature Page to Amendment No. 5 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 5 to the Credit Agreement

AMMC CLO 22, Limited, as a Lender

By: American Money Management Corp., as Collateral Manager

By:          Name: David Meyers   Title: Senior Vice President

[Signature Page to Amendment No. 5 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 5 to the Credit Agreement

AMMC CLO XI, Limited, as a Lender

By: American Money Management Corp., as Collateral Manager

By:          Name: David Meyers   Title: Senior Vice President

[Signature Page to Amendment No. 5 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 5 to the Credit Agreement

Great American Insurance Company, as a Lender

By:          Name: David P. Meyers   Title: Senior Vice President

[Signature Page to Amendment No. 5 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 5 to the Credit Agreement

Great American Life Insurance Company, as a Lender

By:          Name: David P. Meyers   Title: Senior Vice President

[Signature Page to Amendment No. 5 to the Credit Agreement]